Exhibit (c) (3)

September 6, 2006 Valuation Materials for the Special Committee 445 Park Avenue New York, NY 10022-4406 (212) 371-8300 One Post Office Square, 19th Floor Boston, MA 02109 (617) 457-0910 3000 Sand Hill Road, Building 2 Menlo Park, CA 94025 (650) 854-9111 One Ferry Building, Suite 240 San Francisco, CA 94111 (415) 262-4860 Project Meteor

Table of Contents Review of Financial Projections Section 1 Public Company Valuation Analysis M&A Transaction Analysis Premiums Paid Analysis Purchase Price Ratio Analysis Stock Price Trading Analysis Preliminary Valuation Analyses Section 2

Review of Financial Projections

Confidential – Not for Distribution

Management Case – Meteor without AOA

($ in millions)

	Fiscal Year Ending December 31,						
	2004A	2005A	2006E (1)	2007E (1)	2008E (1)	2009E (1)	2010E (1)
Revenue	$149.6	$178.3	$219.9	$272.3	$335.9	$409.5	$494.2
Cost of goods sold	75.5	94.6	126.9	149.8	180.3	218.0	256.3
Gross profit	74.1	83.7	93.0	122.5	155.6	191.6	237.9
Research & development	6.4	7.2	10.6	14.4	17.2	20.8	25.6
SG&A	33.0	51.2	47.2	53.9	62.8	73.1	85.0
Other operating expense	6.9	6.9	12.3	12.5	12.7	13.1	13.6
Total operating expenses	46.2	65.3	70.2	80.8	92.7	107.0	124.1
GAAP EBIT	27.8	18.4	22.8	41.7	62.9	84.6	113.8
Interest and other income (expense)	2.2	1.9	18.8	4.7	6.7	9.5	13.2
EBT	30.0	20.3	41.6	46.3	69.6	94.1	127.0
Income taxes	9.9	4.5	14.8	16.7	25.1	33.9	45.7
GAAP Net Income	$20.1	$15.8	$26.8	$29.7	$44.6	$60.2	$81.3
Add back: Non-recurring items, net of tax	$0.0	$9.8	($9.6)	$0.0	$0.0	$0.0	$0.0
Non-GAAP Net income	$20.1	$25.7	$17.2	$29.7	$44.6	$60.2	$81.3
Non-GAAP EPS	$0.88	$1.11	$0.74	$1.28	$1.92	$2.60	$3.50
Fully Diluted Shares Outstanding	23.0	23.1	23.2	23.2	23.2	23.2	23.2
Non-GAAP EBITDA (2)	$31.9	$37.1	$30.9	$50.7	$72.9	$95.4	$124.4
Non-GAAP EBIT (2)	$27.8	$31.0	$24.3	$41.7	$62.9	$84.6	$113.8
Growth Analysis/Assumptions:							
Revenue growth	26.4%	19.2%	23.3%	23.8%	23.4%	21.9%	20.7%
Margin Analysis/Assumptions:							
Gross margin	49.5%	47.0%	42.3%	45.0%	46.3%	46.8%	48.1%
R&D	4.2%	4.0%	4.8%	5.3%	5.1%	5.1%	5.2%
SG&A	22.1%	28.7%	21.5%	19.8%	18.7%	17.8%	17.2%
EBITDA margin (2)	21.3%	20.8%	14.1%	18.6%	21.7%	23.3%	25.2%
Operating margin (2)	18.6%	17.4%	11.0%	15.3%	18.7%	20.7%	23.0%
Profit margin (2)	13.4%	14.4%	7.8%	10.9%	13.3%	14.7%	16.4%
Tax Rate	33.0%	22.0%	35.6%	36.0%	36.0%	36.0%	36.0%

Notes:

(1) Data reflects Meteor internal projections.

(2) Excludes non-recurring items and one-time charges

Needham

Confidential – Not for Distribution

3

Management Case – Non-GAAP Reconciliation ($ in millions) Notes: (1) Data reflects Meteor internal projections. Fiscal Year Ending December 31,2004A2005A2006E (1)2007E (1)2008E (1)2009E (1)2010E (1)GAAP EBIT27.8$ 18.4$ 22.8$ 41.7$ 62.9$ 84.6$ 113.8$ Payments related to Symbol litigation-12.61.5----Sub-total non-recurring charges-$ 12.6$ 1.5$ -$ -$ -$ -$ Non-GAAP EBIT27.8$ 31.0$ 24.3$ 41.7$ 62.9$ 84.6$ 113.8$ Interest & other income (expense)Gain on AOA sale, book basis, pre-tax--16.4----Total non-recurring charges-$ 12.6$ (15.0)$ -$ -$ -$ -$ GAAP Net Income20.1$ 15.8$ 26.8$ 29.7$ 44.6$ 60.2$ 81.3$ Non-recurring items, net of tax-9.8(9.6)----Non-GAAP Net Income20.1$ 25.7$ 17.2$ 29.7$ 44.6$ 60.2$ 81.3$

Preliminary Valuation Analyses

Purchase Price Ratio Analysis

Confidential – Not for Distribution

Purchase Price Ratio Analysis – Meteor without AOA

($ in Thousands)		Current Offer		Assumed Mid-Point		
Purchase Price per Share:		$ 18.00	$ 18.50	$ 19.00	$ 19.50	$ 20.00
Purchase Price Premium/(Discount) to:						
Current stock price (09/05/06)	$ 16.32	10.3%	13.4%	16.4%	19.5%	22.5%
Price 5 Days Ago	16.50	9.1%	12.1%	15.2%	18.2%	21.2%
Price 30 Days Ago	14.77	21.9%	25.3%	28.6%	32.0%	35.4%
Price 60 Days Ago	14.98	20.2%	23.5%	26.8%	30.2%	33.5%
Price 90 Days Ago	17.50	2.9%	5.7%	8.6%	11.4%	14.3%
Target Shares Outstanding		22,687	22,687	22,687	22,687	22,687
Additional Shares from Option Conversion (1)		603	608	612	615	619
Target Diluted Shares Outstanding		23,290	23,294	23,298	23,302	23,306
Equity Value		$ 419,222	$ 430,946	$ 442,670	$ 454,395	$ 466,119
Plus: Total Debt as of 06/30/06		16,576	16,576	16,576	16,576	16,576
Less: Cash as of 06/30/06		(65,737)	(65,737)	(65,737)	(65,737)	(65,737)
Less: Net cash proceeds from AOA divestiture		(35,163)	(35,163)	(35,163)	(35,163)	(35,163)
Enterprise Value		$ 334,898	$ 346,622	$ 358,346	$ 370,071	$ 381,795
Meteor Projected Financials (2)						
Enterprise Value as a Multiple of:						
Twelve Months Ending December 31, 2005A Revenue	$ 178,317	1.9x	1.9x	2.0x	2.1x	2.1x
Twelve Months Ending September 30, 2006E Revenue (3)	209,960	1.6x	1.7x	1.7x	1.8x	1.8x
Twelve Months Ending December 31, 2006E Revenue	219,926	1.5x	1.6x	1.6x	1.7x	1.7x
Twelve Months Ending December 31, 2005A EBITDA	$ 37,124	9.0x	9.3x	9.7x	10.0x	10.3x
Twelve Months Ending September 30, 2006E EBITDA (3)	30,162	11.1x	11.5x	11.9x	12.3x	12.7x
Twelve Months Ending December 31, 2006E EBITDA	30,917	10.8x	11.2x	11.6x	12.0x	12.3x
Twelve Months Ending December 31, 2005A EBIT	$ 31,021	10.8x	11.2x	11.6x	11.9x	12.3x
Twelve Months Ending September 30, 2006E EBIT (3)	23,774	14.1x	14.6x	15.1x	15.6x	16.1x
Twelve Months Ending December 31, 2006E EBIT	24,262	13.8x	14.3x	14.8x	15.3x	15.7x
Equity Value as a Multiple of:						
Twelve Months Ending December 31, 2005A Net Income	$ 25,674	16.3x	16.8x	17.2x	17.7x	18.2x
Twelve Months Ending December 31, 2006E Net Income	17,168	24.4x	25.1x	25.8x	26.5x	27.2x
Book Value (06/30/06)	$ 186,446	2.2x	2.3x	2.4x	2.4x	2.5x

Notes:

(1) Reflects common share equivalents underlying options as calculated using the Treasury Stock method.

(2) Source: Meteor management forecasts without AOA and historical performance.

(3) Reflects Francisco Partners estimates based on input from Meteor management.

Needham

Confidential – Not for Distribution

7

Stock Price Trading Analysis

Confidential – Not for Distribution

LTM Stock Price Performance


150
140
130
120
110
100
90
80
70
Indexed Price
9/2/05
9/30/05
11/2/05
12/2/05
1/2/06
2/2/06
3/3/06
4/4/06
5/5/06
6/5/06
7/5/06
8/4/06
9/5/06
S&P 500 Index
Nasdaq Composite Index
Meteor
Selected Companies

Source: *Factset, September 5, 2006.*
Note: *Selected Companies include Datalogic SpA, NCR Corp., Symbol Technologies, Intermec, Inc., Zebra Technologies Corp.*

Needham
Confidential – Not for Distribution
9

5 Year Stock Price Performance Source: Factset, September 5, 2006. Note:Selected Companies include Datalogic SpA, NCR Corp., Symbol Technologies, Intermec, Inc., Zebra Technologies Corp. 9/4/012/1/027/5/0212/4/025/6/0310/3/033/5/048/4/041/4/056/3/0511/4/054/5/069/5/06-1001003005007009001,1001,300Indexed PriceS&P 500 IndexNasdaq Composite IndexMeteorSelected Companies

Confidential – Not for Distribution

Stock Price Performance Since July 1, 2005


Price/Volume in U.S. Dollar
01-Jul-2005 - 05-Sep-2006
Share Price
Volume in Thousands
$26.00
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
1,200
1,000
800
600
400
200
0
7/1/05
8/31/05
11/1/05
1/2/06
3/3/06
5/5/06
7/6/06
9/8/06

Source: *Factset, September 5, 2006.*

Needham
Confidential – Not for Distribution
11

Confidential – Not for Distribution

5 Year Stock Price Performance



Price/Volume in U.S. Dollar
31-Aug-2001 - 01-Sep-2006
Share Price
Volume in Thousands
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
3,000
2,500
2,000
1,500
1,000
500
0
8/31/01
5/17/02
2/4/03
10/24/03
7/9/04
3/30/05
12/16/05
9/4/06

Source: *Factset, September 5, 2006.*

Needham
Confidential – Not for Distribution
12

Confidential – Not for Distribution

Volume Traded At Various Price Levels

3 Month


Volume in (Millions)
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
10.0%
32.7%
40.3%
1.1%
16.0%
0.0%
$13.44 - $14.08
$14.08 - $14.72
$14.72 - $15.36
$15.36 - $16.00
$16.00 - $16.64
$16.64 - $17.28
Price

6 Month


Volume in (Millions)
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
38.7%
27.8%
8.1%
6.8%
18.6%
$13.11 - $15.11
$15.11 - $17.11
$17.11 - $19.11
$19.11 - $21.11
$21.11 - $23.11
Price

1 Year


Volume in (Millions)
13.0
12.0
11.0
10.0
9.0
8.0
7.0
6.0
5.0
4.0
31.7%
15.0%
19.4%
20.3%
13.5%
$13.94 - $15.94
$15.94 - $17.94
$17.94 - $19.94
$19.94 - $21.94
$21.94 - $23.94
Price

3 Year


Volume in (Millions)
55.0
50.0
45.0
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
29.2%
32.2%
21.7%
11.6%
5.2%
$12.30 - $16.30
$16.30 - $20.30
$20.30 - $24.30
$24.30 - $28.30
$28.30 - $32.30
Price

Source: *FactSet, as of September 5, 2006.*

Needham
Confidential – Not for Distribution
13

Public Company Valuation Analysis

Confidential – Not for Distribution

Public Company Valuation Analysis – Valuation Metrics

(in thousands, except per share amounts)

			Enterprise Value /									
			Revenues			EBITDA			LTM	Price / EPS		
Company	Market Value [1]	Enterprise Value	LTM	CY '06E	CY '07E	LTM	CY '06E	CY '07E	EBIT	LTM	CY '06E	CY '07E
Datalogic SPA[2]	$ 452,380	$ 522,739	1.5x	1.1x	NA	14.2x	NA	NA	16.2x	20.9x	29.3x	NA
NCR Corporation	6,288,983	5,870,983	1.0x	1.0x	0.9x	8.7x	8.7x	7.7x	13.6x	13.3x	18.1x	15.3x
Symbol Technologies, Inc.	3,196,969	3,005,438	1.7x	1.7x	1.6x	13.4x	11.9x	10.2x	19.6x	23.5x	26.6x	20.6x
Intermec Inc.	1,975,945	1,753,132	1.9x	1.8x	1.7x	21.9x	21.9x	16.1x	25.1x	36.6x	41.4x	29.5x
Zebra Technologies Corp.	2,454,521	1,869,674	2.6x	2.5x	2.3x	11.2x	11.7x	10.5x	12.2x	21.9x	22.6x	19.9x
Mean	**$ 2,873,760**	**$2,604,393**	**1.7x**	**1.6x**	**1.6x**	**13.9x**	**13.6x**	**11.1x**	**17.3x**	**23.2x**	**27.6x**	**21.3x**
Median	**2,454,521**	**1,869,674**	**1.7x**	**1.7x**	**1.6x**	**13.4x**	**11.8x**	**10.3x**	**16.2x**	**21.9x**	**26.6x**	**20.3x**
High	**6,288,983**	**5,870,983**	**2.6x**	**2.5x**	**2.3x**	**21.9x**	**21.9x**	**16.1x**	**25.1x**	**36.6x**	**41.4x**	**29.5x**
Low	**452,380**	**522,739**	**1.0x**	**1.0x**	**0.9x**	**8.7x**	**8.7x**	**7.7x**	**12.2x**	**13.3x**	**18.1x**	**15.3x**
Mgmt. Case at $19.00 per share[3]	$ 442,670	$ 358,346	1.7x	1.6x	1.3x	11.9x	11.6x	7.1x	15.1x	NA	25.7x	14.9x

Notes:

(1) Market value reflects common share equivalents underlying options and warrants as calculated using the treasury stock method.
(2) Financial data underlying multiples converted to USD at an exchange rate of $1.2835.
(3) Enterprise Value reflects $35 million of net proceeds from sale of AOA. LTM financial data represents Francisco Partners estimates based on input from Meteor management and excludes the contribution of AOA.
Source: SEC company filings, Wall Street consensus estimates and FactSet.
Current market statistics as of August 21, 2006.
All financials are net of non-recurring events. Long-term securities are included in cash balances.

Needham

Confidential – Not for Distribution

15

Confidential – Not for Distribution

Public Company Valuation Analysis – Market Statistics

(in thousands, except per share amounts)

Company	Ticker	Price 9/5/2006	52 Week Range High	52 Week Range Low	Shares Outstanding (1)	Market Value	Enterprise Value
Datalogic SPA	DAL IM	$ 7.13	$ 9.16	$ 6.53	63,419	$ 452,380	$ 522,739
NCR Corporation	NCR	34.80	44.45	29.09	180,718	6,288,983	5,870,983
Symbol Technologies, Inc.	SBL	11.95	13.70	8.01	267,529	3,196,969	3,005,438
Intermec Inc.	IN	30.65	38.81	20.50	64,468	1,975,945	1,753,132
Zebra Technologies Corp.	ZBRA	34.63	47.97	29.23	70,878	2,454,521	1,869,674
Mgmt. Case at $19.00 per share(2)		$ 19.00			23,298	$ 442,670	$ 358,346

Notes:
(1) Includes common share equivalents underlying options and warrants as calculated using the treasury stock method.
(2) Enterprise Value reflects $35 million of net proceeds from sale of AOA.
Source: SEC company filings, Wall Street consensus estimates and FactSet.
Current market statistics as of September 05, 2006.
Long-term securities are included in cash balances.

Needham
Confidential – Not for Distribution
16

Confidential – Not for Distribution

Public Company Valuation Analysis – Growth Analysis

(in thousands, except per share amounts)

	Revenue			06E/05A	EBITDA			06E/05A	EPS			06E/05A
Company	CY '05A	CY '06E	CY '07E	Growth	CY '05A	CY '06E	CY '07E	Growth	CY '05A	CY '06E	CY '07E	Growth
Datalogic SPA[1]	$ 267,392	$ 489,981	NA	83.2%	$ 40,438	NA	NA	NA	$ 0.41	$ 0.24	NA	-40.8%
NCR Corporation	6,028,000	6,115,200	6,265,070	1.4%	657,000	674,980	763,760	2.7%	2.80	1.92	2.28	-31.4%
Symbol Technologies, Inc.	1,765,631	1,818,510	1,937,570	3.0%	168,006	252,680	295,560	50.4%	0.34	0.45	0.58	30.9%
Intermec Inc.	875,482	952,400	1,023,280	8.8%	67,746	79,880	108,980	17.9%	0.63	0.74	1.04	16.8%
Zebra Technologies Corp.	702,271	747,430	811,930	6.4%	169,327	159,930	178,630	-5.5%	1.56	1.53	1.74	-1.7%
Mean				**20.6%**				**16.4%**				**-5.2%**
Median				**6.4%**				**10.3%**				**-1.7%**
High				**83.2%**				**50.4%**				**30.9%**
Low				**1.4%**				**-5.5%**				**-40.8%**
Mgmt. Case at $19.00 per share[2]	$ 178,317	$ 219,926	$ 272,263	23.3%	$ 37,124	$ 30,917	$ 50,714	-16.7%	$ 1.11	$ 0.74	$ 1.28	-33.4%

Notes:
(1) Financial data converted to USD at an exchange rate of $1.2818.
(2) Excludes the contribution of AOA.
Source: SEC company filings, Wall Street consensus estimates and FactSet.
All financials are net of non-recurring events.

Needham

Confidential – Not for Distribution

17

Confidential – Not for Distribution

Public Company Valuation Analysis – Margin Analysis

(in thousands, except per share amounts)

	Last Twelve Months				LTM Margin Analysis			
Company	Gross Profit	EBITDA	EBIT	Net Income	Gross Profit	EBITDA	EBIT	Net Income
Datalogic SPA[1]	$ 161,013	$ 36,934	$ 32,251	$ 14,944	47.0%	10.8%	9.4%	4.4%
NCR Corporation	1,741,000	672,000	433,000	491,000	28.9%	11.1%	7.2%	8.1%
Symbol Technologies, Inc.	814,640	223,489	153,134	111,192	45.8%	12.6%	8.6%	6.3%
Intermec Inc.	382,572	79,895	69,836	54,046	41.6%	8.7%	7.6%	5.9%
Zebra Technologies Corp.	350,129	167,629	153,624	112,917	48.8%	23.3%	21.4%	15.7%
Mean					**42.4%**	**13.3%**	**10.8%**	**8.1%**
Median					**45.8%**	**11.1%**	**8.6%**	**6.3%**
High					**48.8%**	**23.3%**	**21.4%**	**15.7%**
Low					**28.9%**	**8.7%**	**7.2%**	**4.4%**
Mgmt. Case at $19.00 per share[2]	$ 89,030	$ 30,162	$ 23,774	NA	42.4%	14.4%	11.3%	NA

Notes:

(1) Financial data converted to USD at an exchange rate of $1.2818.

(2) LTM financial data represents Francisco Partners estimates based on input from Meteor management and excludes the contribution of AOA.

Source: SEC company filings, Wall Street consensus estimates and FactSet.

All financials are net of non-recurring events.

Needham

Confidential – Not for Distribution

18

Confidential – Not for Distribution

Public Company Valuation Analysis – Balance Sheet Metrics

(in thousands, except per share amounts)

	Balance Sheet Data					
Company	Cash & Cash Equiv.	Total Debt	Pref. Stock+ Min. Interest	Common Equity	Total Capitalization	Total Debt/ Total Cap.
Datalogic SPA[1]	$ 44,141	$ 114,501	$ -	$ 256,209	$ 370,709	30.9%
NCR Corporation	747,000	307,000	22,000	2,121,000	2,450,000	12.5%
Symbol Technologies, Inc.	258,197	66,666	-	1,284,431	1,351,097	4.9%
Intermec Inc.	322,813	100,000	-	518,798	618,798	16.2%
Zebra Technologies Corp.	584,847	-	-	921,069	921,069	0.0%
Mgmt. Case at $19.00 per share[2]	$ 100,900	$ 16,576	$ -	$ 186,446	$ 203,022	8.2%

Notes:

(1) Financial data converted to USD at an exchange rate of $1.2818.
(2) Cash balance includes $35 million of proceeds from sale of AOA.
Source: SEC company filings and FactSet.
Long-term securities are included in cash balances.

Needham
Confidential – Not for Distribution
19

Confidential – Not for Distribution

Public Company Valuation Analysis – Historic Metrics

Revenue Growth	2002	2003	2004	2005	2006
Datalogic SpA	NA	11.6%	12.5%	40.8%	83.2%
NCR Corp.	-5.6%	0.2%	6.9%	0.7%	1.4%
Symbol Technologies Inc.	-5.8%	9.2%	13.2%	1.9%	3.0%
Intermec Inc.	-47.9%	-5.1%	14.8%	7.9%	8.8%
Zebra Technologies Corp.	5.7%	12.8%	23.6%	5.9%	6.4%
Mean	**-13.4%**	**5.7%**	**14.2%**	**11.5%**	**20.6%**
Meteor	**3.4%**	**19.2%**	**28.9%**	**18.3%**	**23.3%**

Gross Margin	2002	2003	2004	2005	2006
Datalogic SpA	21.5%	19.3%	17.9%	48.9%	NA
NCR Corp.	28.4%	27.4%	27.0%	28.7%	NA
Symbol Technologies Inc.	36.6%	44.4%	47.1%	44.8%	NA
Intermec Inc.	45.1%	41.0%	42.6%	41.4%	NA
Zebra Technologies Corp.	48.5%	50.9%	51.8%	50.4%	NA
Mean	**36.0%**	**36.6%**	**37.3%**	**42.9%**	**NA**
Meteor	**35.8%**	**42.3%**	**45.9%**	**43.2%**	**42.3%**

Source: *Capital IQ as of September 5, 2006.*

Needham

Confidential – Not for Distribution

20

Confidential – Not for Distribution

Public Company Valuation Analysis – Historic Metrics

Operating Margin	2002	2003	2004	2005	2006
Datalogic SpA	8.3%	8.1%	9.7%	11.9%	NA
NCR Corp.	3.4%	2.3%	3.9%	6.8%	7.5%
Symbol Technologies Inc.	2.5%	6.6%	8.4%	5.5%	9.8%
Intermec Inc.	11.6%	6.3%	8.1%	6.6%	7.4%
Zebra Technologies Corp.	22.1%	24.5%	26.7%	22.2%	19.4%
Mean	**9.6%**	**9.5%**	**11.4%**	**10.6%**	**11.0%**
Meteor	**5.4%**	**14.6%**	**17.8%**	**15.9%**	**11.0%**

EBITDA Margin	2002	2003	2004	2005	2006
Datalogic SpA	14.6%	12.9%	12.3%	15.1%	NA
NCR Corp.	9.3%	7.9%	8.5%	10.9%	11.0%
Symbol Technologies Inc.	7.4%	11.1%	12.9%	9.5%	13.9%
Intermec Inc.	14.0%	8.3%	9.5%	7.7%	8.4%
Zebra Technologies Corp.	24.7%	26.6%	28.6%	24.1%	21.4%
Mean	**14.0%**	**13.4%**	**14.3%**	**13.5%**	**13.7%**
Meteor	**8.3%**	**17.3%**	**20.5%**	**19.3%**	**14.1%**

Source: *Capital IQ as of September 5, 2006.*

Needham
Confidential – Not for Distribution
21

Confidential – Not for Distribution

Public Company Valuation Analysis – Historic Metrics

Net Margin					
	2002	2003	2004	2005	2006
Datalogic SpA	4.7%	4.8%	5.6%	7.5%	NA
NCR Corp.	-3.9%	1.0%	4.8%	8.8%	5.8%
Symbol Technologies Inc.	-3.2%	0.2%	4.7%	4.9%	6.4%
Intermec Inc.	0.3%	1.6%	2.7%	4.6%	5.1%
Zebra Technologies Corp.	15.1%	17.1%	18.2%	16.0%	14.5%
Mean	**2.6%**	**4.9%**	**7.2%**	**8.3%**	**8.0%**
Meteor	**1.8%**	**10.1%**	**12.7%**	**12.3%**	**7.8%**

Source: *Capital IQ as of September 5, 2006.*

Needham
Confidential – Not for Distribution
22

M&A Transaction Analysis

Selected M&A Transactions Analysis Notes: (1) Enterprise Value for transactions assumed equal to Equity Value for private company analysis. (2) Not included for the purpose of calculating summary statistics (3) Target revenue provided by Metrologic Instruments in segmented sales analysis. (4) Target revenue provided by 2002 press release. (5) Enterprise Value reflects $35 million of net proceeds from sale of AOA. LTM financial data represents Francisco Partners estimates based on input from Meteor management.and excludes the contribution of AOA. ($ in millions) Transactions Valued between $10M - $500M Annc.CloseEquityEnterpriseEnterprise Value / LTMEquity Value /DateDateAcquirorTargetTarget BusinessValueValueSalesEBITDAEBITLTM Net Inc.Book Value11/07/0501/27/06SingulusRAG AGManufactures systems solutions for producers$ 12.1 $ 19.5 $ 163.7 $ 3.3 $ (8.2)$ (27.7)$ 73.3 Technologies SAof optical storage media0.1x5.9xNMNM0.2x10/24/0512/01/05Datalogic SpAPSC Group LLCProvides information tech. services and195.0 195.0 (1) 228.0 21.6 11.3 2.4 NA manufactures fixed position bar code scanners0.9x9.0x17.3x81.3x(2) NA05/09/0505/09/05Cognex Corp.DVT Corp.Dvlps general purpose machine vision systems115.0 110.8 29.3 6.9 6.1 4.1 13.7 and smart camera products3.8x16.1x18.2x28.0x8.4x03/23/0505/02/05Axsys Technologies, Diversified Optical Manufactures thermal surveillance camera 62.4 60.0 (1) 22.0 3.7 2.7 2.5 7.3 Inc.Products, Inc.systems and lenses2.7x16.2x22.2x25.0x8.5x02/03/0503/01/05Datalogic SpAInformatics, Ltd.Manufactures and markets bar coding 26.2 26.2 (1) 34.0 NA NA NA NA products0.8xNANANANA02/14/0502/14/05Cypress Semiconductor Corp.SMal Camera Designs and manufactures digital cameras 42.5 63.2 9.9 (6.8)(7.6)(7.6)(18.2)Technologies, Inc.and provides digital imaging solutions6.4xNMNMNMNM09/27/0409/27/04Metrologic Instruments, Inc.Omniplanar, Inc.(3)Develops sensors and computer hardware 13.0 13.0 (1) 2.6 NA NA NANA NA Instruments, Inc.and software technology for bar code reading5.0xNANANANA07/26/0409/09/04Symbol Technologies, Matrics, Inc.Designs and manufactures radio frequency 230.0 268.0 6.4 (16.3)(16.4)(19.1)(34.8)Inc.identification labels and tags41.9x(2) NMNMNMNM10/16/0311/21/03Danaher CorporationAccu-Sort Systems, Manufacture and marketing of fixed position 63.0 63.0 (1) 90.0 NA NA NA NA Inc.industrial bar code scanners0.7xNANANANA11/23/0211/23/02Littlejohn & Co.PSC Group LLC(4)Provides information tech. services and144.0 144.0 (1) 169.0 NA NA NM NA Instruments, Inc.manufactures fixed position bar code scanners0.9xNANANMNA12/22/0001/08/01Metrologic Adaptive Optics Provides high speed industrial scanning19.0 19.0 (1) 20.0 NA NA NM NA Instruments, Inc.Associates Inc.(3)1.0xNANANMNA03/21/0004/03/00Zebra Technologies Comtec Information Systems Inc.Dvlp data processing, automatic identification88.7 88.4 57.7 10.7 9.9 9.6 19.0 Corp.and printing systems1.5x8.3x8.9x9.2x4.7xHigh$ 230.0 $ 268.0 6.4x16.2x22.2x28.0x8.5xMean84.2 89.2 2.2x11.1x16.6x20.7x5.4xMedian62.7 63.1 1.0x9.0x17.7x25.0x6.5xLow12.1 13.0 0.1x5.9x8.9x9.2x0.2xMgmt. Case at $19.00 per share(5)442.7$ 358.3$ $ 210.0 $ 30.2 $ 23.8 NA $ 186.4 1.7x11.9x15.1xNA2.4x

Premiums Paid Analysis

Premiums Paid Analysis(1)Source: Factset, Mergerstat September 5, 2006. (1) Limited to transactions involving 100% ownership acquired. Transactions Valued between $100M - $1,000M (Closed September 5, 2005 – Present) ClosePrice /Equity ValueEnt. ValuePremiumPremiumPremiumPremiumPremiumDateAcquirorTargetTarget Business DescriptionShare($mm)($mm)1 Day5 Day30 Day60 Day90 Day8/29/2006Viisage Technology, Inc.Identix, Inc.Designs and manufactures bio-metric scanning systems$ 6.67 $ 598.2 $ 577.7 15%28%36%49%39%8/4/2006Telepacific Communications CorpMpower Holding Corp.Provides telecommunications and Internet services1.92 175.9 181.3 3%15%31%56%59%8/3/2006Assa Abloy ABFargo Electronics, Inc.Manufactures desktops and other computer equipment25.50 326.2 288.9 57%55%53%35%26%8/2/2006Extensity, Inc.Systems Union Group PLCDevelops computer software solutions3.73 409.8 406.5 3%14%-84%-85%-85%7/12/2006Apollo Management LPSOURCECORP, Inc.Provides document managing services, including micro-graphic and electronic imaging25.00 389.8 446.1 -3%-3%-6%-4%14%7/7/2006Applied Materials, Inc.Applied Films Corp.Supplies thin film coated glass for liquid crystal displays28.50 447.4 411.9 24%36%46%36%36%7/6/2006JDA Software Group, Inc.Manugistics Group, Inc.Dvlp software products for synchronized SCM2.50 210.3 307.1 4%9%13%21%37%7/5/2006AttachmateWRQ, Inc.NetIQ Corp.Pvd e-business infrastructure mgmt software for Windows NT and Windows 2000 based systems12.20 484.5 440.6 14%8%10%-7%0%7/5/2006X-Rite, Inc.Amazys Holding AGDvlp color management solutions, including instrumentation, software and services63.79 201.4 174.3 3%11%9%9%7%7/3/2006Oracle Corp.Portal Software, Inc.Provides billing and revenue management solutions for communications and media companies4.90 211.7 187.2 17%16%46%105%115%7/1/2006Sprint Nextel Corp.UbiquiTel, Inc.Provides Sprint PCS digital communications services10.35 975.2 1,277.8 2%2%8%2%5%6/21/2006Micron Technology, Inc.Lexar Media, Inc.Dvlp digital film and connectivity products for the digital photography market9.46 782.4 794.7 33%34%16%14%19%6/7/2006General Electric Co.SBS Technologies, Inc.Designs and builds open architecture embedded computer products16.50 259.6 206.4 55%56%47%69%64%6/6/2006HG Investment Managers Ltd.Visma ASADevelops and publishes management software20.57 658.3 690.9 5%5%28%35%40%5/15/2006NBC Universal, Inc.iVillage, Inc.Provides services such as e-mail, message boards, and chat rooms8.50 618.3 562.4 7%1%8%0%15%5/11/2006Dassault Systemes SAMatrixOne, Inc.Develops collaborative product lifecycle management software solutions7.25 378.8 280.2 21%26%39%39%44%5/4/2006Tudor Investment Corp. / Prides Capital / Belfer MgmtPegasus Solutions, Inc.Provides transaction processing and electronic commerce services to the hotel industry9.50 197.6 245.5 15%20%13%6%-11%4/28/2006Microsemi Corp.Advanced Power Technology, Inc.Manufactures and markets high power, high voltage, high performance semiconductors13.87 153.3 151.8 46%49%85%86%94%4/25/2006Lawson Software, Inc.Intentia International ABDevelops e-business solutions3.82 621.2 588.4 93%110%125%66%65%4/21/2006Commander Communications Ltd.Volante Group Ltd.Provides information technology services1.09 109.3 101.6 31%35%65%4%3%

Premiums Paid Analysis(1)Source: Factset, Mergerstat September 5, 2006. (1) Limited to transactions involving 100% ownership acquired. Transactions Valued between $100M - $1,000M (Closed September 5, 2005 – Present) ClosePrice /Equity ValueEnt. ValuePremiumPremiumPremiumPremiumPremiumDateAcquirorTargetTarget Business DescriptionShare($mm)($mm)1 Day5 Day30 Day60 Day90 Day4/6/2006West Corp.Evoke Comms., Inc.Provides web and telephone conferencing services2.70 149.7 139.1 32%32%35%26%22%4/4/2006West Corp.Intrado, Inc.Provides operations support systems services to local exchange and wireless carriers26.00 464.0 464.0 13%14%16%39%58%3/31/2006Infor Global Solutions, Inc.Datastream Systems, Inc.Provides prepackaged software services10.26 205.1 155.1 17%19%23%23%42%3/30/2006SES Global SANew Skies Satellites HoldingsOperates as holding company with interest in satellite communications22.52 727.4 1,073.5 -4%-3%0%4%13%3/14/2006Golden Gate CapitalGEAC Computer Corp. Ltd.Provides software solutions11.10 958.8 771.3 27%25%18%10%27%3/10/2006Liberty Media Corp.Fun Technologies PLCDevelops gaming and exchange betting software6.10 107.8 72.7 23%30%-78%-80%-81%3/10/2006Silver Lake PartnersSERENA Software, Inc.Provides enterprise software change management solutions24.00 987.3 1,118.9 1%7%20%33%25%3/3/2006Global Healthcare Exchange LLCNeoforma, Inc.Provides e-commerce services to healthcare industry10.00 207.1 186.1 12%18%32%47%46%3/1/2006Gores Group / Tennenbaum CapitalEnterasys Networks, Inc.Dvlp standards based LAN and WAN connectivity hardware and software products13.92 380.4 311.6 32%30%31%51%98%2/15/2006International Business Machines Corp.Micromuse, Inc.Provides business assurance software solutions10.00 796.9 743.2 39%31%27%36%69%2/15/2006Electronic Arts, Inc.JAMDAT Mobile, Inc.Develops wireless gaming software for mobile devices27.00 670.8 673.6 21%14%45%10%-6%2/15/2006Rudolph Technologies, Inc.August Technology Corp.Pvd critical process enhancing information to microelectronic device manufacturers10.50 192.1 186.6 35%15%11%30%12%2/13/2006Videsh Sanchar Nigam Ltd.Teleglobe Int'l Holdings Ltd.Provides telephone and other telecommunications services4.50 176.3 242.2 22%34%80%45%16%2/10/2006Nokia OyjIntellisync Corp.Develops and provides mobile application software products and related services5.25 353.1 391.4 -5%1%14%41%97%2/10/2006Investcorp Bank BSCCCC Information Services GroupSupplies advanced software and communications systems to the automotive claims industry26.50 439.1 578.0 4%4%15%13%12%2/9/2006Liberty Media Corp.Provide Commerce, Inc.Provides online shopping services for perishable goods33.75 404.9 400.7 12%17%48%30%37%1/12/2006Secure Computing Corp.CyberGuard Corp.Develops software and manufactures hardware for real-time computers8.82 271.1 259.7 12%13%45%37%18%1/10/2006Symantec Corp.BindView DevelopmentProvides security management software solutions4.00 195.0 166.2 14%14%31%46%27%1/6/2006Per-Se Technologies, Inc.NDCHealth Corp.Provides transaction processing services and application systems19.59 709.2 961.4 10%9%7%19%23%12/30/2005EMC Corp.Captiva Software Corp.Provides management solutions22.25 298.2 278.3 25%32%11%37%52%

Premiums Paid Analysis(1) Source: Factset, Mergerstat September 5, 2006. (1) Limited to transactions involving 100% ownership acquired. Meteor Enterprise Value reflects $35 million of net proceeds from sale of AOA. Transactions Valued between $100M - $1,000M (Closed September 5, 2005 – Present) ClosePrice /Equity ValueEnt. ValuePremiumPremiumPremiumPremiumPremiumDateAcquirorTargetTarget Business DescriptionShare($mm)($mm)1 Day5 Day30 Day60 Day90 Day12/29/2005Autonomy Corp. PLCVerity, Inc.Provides business search and process management software13.50 483.4 377.3 30%35%27%39%51%12/19/2005Hewlett-Packard Co.Peregrine Systems, Inc.Dvlp integrated suite of applications that automate the management of complex infrastructures26.08 393.2 363.8 37%35%35%14%17%11/23/2005The Carlyle Group LLCSS&C Technologies, Inc.Develops investment and financial management software37.25 856.7 833.7 13%11%24%39%61%11/14/2005Access Co., Ltd.PalmSource, Inc.Develops and licenses platform software18.50 311.7 295.2 83%76%137%95%103%11/11/2005Elisa OyjSaunalahti Group OyjProvides Internet services3.31 453.9 504.4 33%33%37%53%65%11/4/2005Vector Capital LLCRegister.com, Inc.Provides Internet domain registration services7.81 196.3 143.9 2%1%8%38%33%10/27/2005Brooks Automation, Inc.Helix Technology Corp.Makes cryogenic and vacuum equipment used by makers of semiconductors14.09 368.1 357.8 1%8%-38%-38%-43%10/25/2005Harris Corp.Leitch Technology Corp.Dvlp broadcast TV products, video servers, and telecommunications products11.42 447.0 426.9 39%40%35%23%57%10/24/2005EAS Group, Inc.Brooktrout, Inc.Manufactures, designs and markets computer hardware and software products13.05 166.4 151.7 38%39%17%32%36%10/21/2005BEA Systems, Inc.Plumtree Software, Inc.Develops, markets and sells corporate portal software and related services5.50 183.2 170.6 18%28%24%25%25%10/3/2005Schneider Electric SABEI Technologies, Inc.Manufactures electronic sensors and engineered subsystems35.00 524.2 547.3 20%15%28%53%43%9/30/2005The News Corp. Ltd.Intermix Media, Inc.Provides internet marketing and entertainment services12.00 418.7 414.0 12%24%91%135%43%9/29/2005Cerberus Capital Management LPEpiphany, Inc.Develops customer relationship software4.20 325.7 326.6 8%11%20%30%19%9/23/2005Concerto Software, Inc.Aspect CommunicationsProvides enterprise communication solutions and services11.60 715.6 610.5 4%1%32%18%9%9/16/2005ScanSoft, Inc.Nuance CommunicationsDvlp a voice interface platform software enabling Internet access from a telephone6.01 217.2 147.7 97%111%66%34%44%Mean22%25%28%30%32%Median17%18%27%33%33%Mgmt. Case at $19.00 per share$19.00$442.67$358.3516%15%29%27%9%